Exhibit 10.11

FIRST AMENDMENT TO

LEASE AGREEMENT

This First Amendment to Lease Agreement (“First Amendment”), dated July 31, 2018 (“Effective Date”), is by and between AmberGlen, LLC, a Delaware limited liability company (“Landlord”), and Summit Semiconductor, Inc., a Delaware corporation (formerly known as Summit Semiconductor, LLC) (“Tenant”).

RECITALS

A.           Landlord and Tenant entered into a Lease Agreement dated June 11, 2015 (“Lease”), for the lease of certain premises located at 20575 NW Von Neumann Drive, Suite 100, Beaverton, Oregon (now known as 8875 NE Von Neumann Drive, Suite 100, Hillsboro, Oregon) (“Premises”), consisting of 17,465 rentable square feet.

B.           Tenant converted from a limited liability company to a corporation on December 31, 2017.

C.           Landlord and Tenant desire to amend the Lease to extend the Lease Term and modify the Lease, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficient whereof are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.           Recitals True; Definitions Incorporated. The parties acknowledge that the recitals set forth above are true and accurate and are incorporated herein as terms of this First Amendment. Unless otherwise expressly provided herein, the defined terms set forth in this First Amendment shall have the exact meaning given those terms in the Lease.

2.           Lease Extension. The Lease Term is hereby extended for twenty-four (24) months. The extended Lease Term shall commence on November 1, 2018 and expire on October 31, 2020 (the “Extended Term”), unless the Lease is sooner terminated as provided therein. All terms of the Lease, as modified by this First Amendment, shall apply to the Premises during the Extended Term.

3.           Rent.

3.1          Until commencement of the Extended Term, Tenant shall continue to pay Rent for the Premises as provided in the Lease.

3.2          Monthly Base Rent for the Premises during the Extended Term shall be as follows:

Periods	Monthly Base Rent Amount

11/01/18-10/31/19	$29,487
11/01/19-10/31/20	$30,372

4.           Base Year. The base year for the Extended Term shall be 2018.

5.           Security Deposit. During the Extended Term, Landlord shall continue to hold the Security Deposit of $81,809. Landlord shall hold and use the Security Deposit as provided in the Lease.

6.           No Tenant Improvements. Tenant acknowledges that no tenant improvements, replacements, or upgrades to the Premises (a) are provided for under this First Amendment, or (b) shall be made to the Premises by Landlord.

7.           Tenant Acceptance of Premises. By executing this First Amendment, Tenant accepts the Premises and the improvements therein in their “AS IS” condition and as being in the condition in which Landlord is obligated to deliver them in accordance with this First Amendment, and otherwise in good order, condition and repair.

8.           Termination of Option to Extend. Effective on the Effective Date, Tenant’s option to extend the Lease for thirty-six (36) months as set forth in Section 1 of Exhibit E, Addendum, to the Lease is hereby terminated and is of no further force or effect.

9.           Continuing Effect. Except as modified by this First Amendment, all covenants, agreements, terms, and conditions of the Lease remain in full force and effect, as though restated in their entirety herein.

10.         Conflict Between Terms. In the event of any conflict between the terms of the First Amendment and the Lease, the terms of the First Amendment shall control.

11.         Counterparts; Electronic Signatures. This First Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this First Amendment and electronic signatures, facsimile signatures, or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this First Amendment had been delivered and signed using a handwritten signature. Landlord and Tenant (a) agree that an electronic signature, whether digital or encrypted, of a party to this First Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (b) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (c) are aware that the other party will rely on such signatures, and (d) hereby waive any defenses to the enforcement of the terms of this First Amendment based on the foregoing forms of signature. If this First Amendment is executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the date first above written.

LANDLORD	TENANT

AMBERGLEN, LLC, a Delaware limited liability company	SUMMIT SEMICONDUCTOR, INC., a Delaware corporation

By: Principal Life Insurance Company, an Iowa corporation, for its Principal U.S. Property Separate Account

By: Principal Real Estate Investors,	By:	/s/ Gary Williams

LLC, a Delaware limited liability	Name:	Gary Williams

company, its authorized signatory	Its:	CFO

By:	/s/ Monica Christensen

Name:	Monica Christensen

Its:	Senior Asset Manager

By:

Name:

Its: